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3.2 AMENDED AND RESTATED BYLAWS

                              COLTEC INDUSTRIES INC

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES


         Section 1. Registered Office. The registered office of Coltec Industries Inc (hereinafter called the "Corporation") in the Commonwealth of Pennsylvania shall be in care of CT Corporation System, Oliver Building, Mellon Square, Pittsburgh, Pennsylvania 15222.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders for the election of directors shall be held in the City of Charlotte, State of North Carolina, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the Commonwealth of Pennsylvania as shall be designated from time to time by the Board of Directors and specified in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the Commonwealth of Pennsylvania, as shall be specified in the notice of the meeting.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on the first Thursday of May of each year, if not a legal holiday, and, if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the shareholders shall elect in the manner herein provided a Board of Directors and transact such


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other business as may properly be brought before the meeting. At the annual meeting, the shareholders shall elect by a plurality vote a Board of Directors and transact other business that may be properly brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten days before the date of the meeting to each shareholder entitled to vote at such meeting.

         Section 4. Shareholders List. The officer who has charge of the transfer books for shares of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. In lieu of making such list, the Corporation may make the information therein available by any other means permitted by statute.

          Section 5. Action at Meetings. As provided in Article Six of the Amended Restated Articles of Incorporation of the Corporation (the "Articles")
(i) any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly noticed and called, as provided in these By-laws, and may not be taken by a written consent of the shareholders and (ii) special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by a majority of the members of the Board of Directors. Special meetings of shareholders of the Corporation may not be called by any other person or persons.

         Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten days before the date of the meeting to each shareholder entitled to vote at such meeting.

         Section 7. Organization of Shareholders Meetings. At each meeting of the shareholders the Chairman of the Board of Directors, or, in the absence of the Chairman of the Board of


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Directors, the President, or, in the absence of the President, a Vice Chairman of the Board of Directors, or, in their absence, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman; and the Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

         Section 8. Quorum. The presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of the shareholders, except as otherwise provided by statute or by the Articles and in this Section 8. If, however, a meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally specified in the notice thereof. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 9. Vote Required. When a quorum is present at any meeting, the vote of a majority of the votes cast by all shareholders entitled to vote on the particular matter shall decide any question brought before such meetings, unless the question is one upon which, by express provision of the laws of the Commonwealth of Pennsylvania or of the Articles, a different vote is required, in which case such express provision shall govern and control the decision of such question, as in the case of the election of directors as provided in
Section 2 hereof and in the Articles.


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         Section 10.  Proxies; Appointment and Revocation. As provided in
Article Fourth of the Articles, and in accordance with the provisions of
Section 1763 of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), each shareholder of record shall at every meeting of the shareholders be entitled to one vote for each share of the capital stock having voting power held by such shareholder in person or by proxy appointed by an instrument in writing, executed by such shareholder or by his attorney thereunto authorized, or by a telegram, cable or radiogram, filed with the Secretary of the Corporation; in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

         Section 11. Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that if appointed at the meeting on the request of one or more shareholders or proxies, the holders of a majority of the shares of the Corporation present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

          In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the officer or person acting as chairman.

         The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any


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way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 12. Advance Notification of Business to be Transacted at Shareholder Meetings. To be properly brought before the annual meeting of shareholders, or any special meeting of shareholder, business must be either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual or special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual or special meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of shareholders entitled to vote at such annual or special meeting and (ii) who complies with the notice procedures set forth in this Section 12.

         In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a shareholder, such shareholder must have given timely notice thereto in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the Corporation's proxy statement released to shareholders in connection with the annual meeting of shareholders provided, however, that if the


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annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

         Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of shareholders or any special meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 12; provided, however, that, nothing in this Section 12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting. The Chairman or other officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he should so determine, the Chairman or other officer of the Corporation presiding at the meeting shall so declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


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                                   ARTICLE III

                                    DIRECTORS

          Section 1. Number of Directors. The number of directors which shall constitute the whole Board shall be not less than three nor more than fifteen. Within the limit above specified, the number of directors shall be determined by resolution of the Board of Directors. Except as provided in Section 2 of this Article, the directors shall be elected at the annual meeting of the shareholders in the manner provided in Article II, Section 2, of these By-Laws and in the Articles, and each director elected shall hold office until his successor is elected and qualified or until his death, resignation or removal. Directors need not be shareholders.

Section 2. Vacancies; New Directorship. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (subject to the provisions of Article III, Section 14, of these By-laws in the case of removal) by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify or until his death, resignation, removal or disqualification. If there are no directors in office, then an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the board effective at a future date, a majority of the directors then in office including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective; and each such director so chosen shall hold office as provided in this Section in the filling of other vacancies.

         Section 3. Management of Corporation. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.


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         Section 4.  Place of Meetings of the Board of Directors. The Board of
Directors of the Corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

         Section 5. Annual Meetings of Board of Directors. After each annual election of directors and on the same day, Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the place where such annual election is held. Notice of such meeting need not be given. Such meetings may be called and held at any other time and place which shall be specified in a notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

          Section 6. Regular Meetings of the Board of Directors. The regular meetings of the Board of Directors shall be held quarterly at such time and place as shall be designated by the Board of Directors from time to time or at such other time and place as shall be set forth in a written notice given at least five days prior to the meeting date. Notice of regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, except that whenever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each director not participating in such action.

          Section 7. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by Chairman of the Board of Directors, the President, a Vice Chairman of the Board of Directors or by a majority of the Board of Directors on two days' notice to each director, either personally or by mail, telegram, cable or radiogram. Special meetings shall be called by the Chairman of the Board of Directors by the President, a Vice Chairman of the Board of Directors or by the Secretary in like manner and on like notice on the written request of a majority of directors and the place and time of such special meeting shall be designated in the notice of such meetings.

         Section 8. Quorum. At all meetings of the Board of Directors one-third of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present and voting at any meeting at which there is a quorum shall be the act of the Board of


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Directors, except as may be otherwise specifically provided by statute or by the
Articles of by these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The directors at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough directors to leave is less than a quorum.

          Section 9. Organization of Meetings of Board of Directors. At each meeting of the Board of Directors the Chairman of the Board of Directors or, in his absence, the President, or, in the absence of the President, a Vice Chairman of the Board of Directors or, in their absence, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his absence, an Assistant Secretary of the Corporation or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 10. Meetings by Telephone Conference. One or more directors of the Corporation may participate in any meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Section 11. Action by Written Consent. Unless otherwise restricted by the Articles or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, prior or subsequent to the action so taken, all members of the Board or committee, as the case may be, sign a consent or consents in writing setting forth the action so taken, and the writing or writings are filed with the Secretary of the Corporation and the minutes of proceedings of the Board or committee .

         Section 12. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the Corporation, and to have all of the power and authority of the Board of Directors except as limited by statute, and to perform such duties, as the resolution designating the committee shall prescribe. The Board


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of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member and alternate of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 13. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 14. Removal of Directors. Any director or directors may be removed, either with or without cause, at any time, by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors of the Corporation, at a special meeting of the shareholders called and held for that purpose; and the vacancy in the Board of Directors caused by any such removal may be filled, by such shareholders at such meeting, or, if the shareholders shall fail to fill such vacancy, as provided in these By-laws.

         Section 15. Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine; provided, however, that directors who are also officers or employees of the Corporation or a subsidiary of the Corporation shall not be entitled to any such compensation as a director; and all directors shall be reimbursed for their expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

         Section 16. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, to the President, to a Vice Chairman of the Board of


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Directors or to the Secretary. Such resignation shall take effect at the date of receipt of such notice by the Chairman of the Board of Directors, the President, a Vice Chairman of the Board of Directors or the Secretary, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 17. Chairman of the Board Emeritus and Directors Emeritus. The Board of Directors from time to time may name, for such period as the Board may determine, a former Chairman of the Board of Directors to fill the honorary position of Chairman of the Board emeritus and one or more former directors to fill the honorary position of director emeritus. The positions of Chairman of the Board emeritus and director emeritus are honorary and persons named to such positions shall not be deemed officers or directors of the Corporation. The persons holding such honorary positions shall not attend meetings of the Board of Directors except as specifically invited by the Chairman of the Board. When attending meetings at the request of the Chairman of the Board, they may advise the Board of Directors of their views on such matters coming before the Board of Directors for consideration as requested by the Chairman of such meeting, but shall not be entitled to vote on any business coming before the Board of Directors or to exercise any of the other responsibilities of directors. Notice of meetings of the Board of Directors shall not be required to be given to the Chairman of the Board emeritus or directors emeritus under the provisions of the Articles of Incorporation or of these By-laws, nor shall the Chairman of the Board emeritus or directors emeritus be counted as directors of the Corporation for the purpose of determining a quorum of the Board of Directors. Chairman of the Board emeritus or directors emeritus shall be reimbursed for their reasonable expenses for attendance at meetings of the Board of Directors to which they have specifically been invited.

         Section 18. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in


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good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Method of Giving Notice. Whenever, under the provisions of the statutes or of the Articles or of these By-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given either personally or by mail, or by telegram (with messenger service specified), telex or TWX (with answer-back received), cable or radiogram or courier service, charges prepaid or by facsimile transmission, addressed to such director or shareholder, to his address as it appears on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with a telegraph office or courier service for transmission to such person.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute, the Articles or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether given before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of shareholders, in person or by proxy, or at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when a person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless so required by the Articles of these By-laws.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Election. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders and shall consist of a Chairman of the Board of Directors, a President, one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents, a Secretary and a Treasurer. Any number of offices may be held by the same person, unless the Articles of these By-laws otherwise provide. Any Vice President may carry such further title as may be designated by the Board of Directors or by the President.

         Section 2. Term of Officer; Removal, Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall have the general control and management of the business and affairs of the Corporation. He shall preside at all meetings of the Board of Directors.

         Section 4. President. The President shall be the chief operating officer of the Corporation and he shall perform such duties and have such powers relating to the general control and management of the business and affairs of the Corporation as the Chairman of the Board of Directors shall determine, subject to the authority of the Board of Directors.

         Section 5. Vice Chairman of the Board of Directors. The Executive Vice Presidents and Senior Vice Presidents shall perform such duties and have such powers relating to general control and management of the business and affairs of the Corporation as the Chairman of the Board of Directors shall determine, subject to the authority of the Board of Directors.

          Section 6. Vice Presidents. The Vice Presidents shall perform such duties and have such powers relating to the general control and management of the business and affairs of the Corporation as the President, subject to the authority of the Board of Directors, shall determine.

         Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors, when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board as to matters relating to the Board of Directors. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall also have such other powers and perform such other duties as from time to time may be assigned to him by the President.

         Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings or when the Board of Directors so requires, and to the President and Chairman of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties in his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property or whatever kind in his possession or under his control belonging to the Corporation.

         Section 9. Subordinate Officer. In addition to the officers enumerated in this Article V, the Corporation may have such other officers, agents and employees as the Board of Directors may determine, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principa1 officer (that is, an officer whose office is enumerated in Sections 3, 4, 5, 6, 7 or 8 of this Article V) the power to appoint or remove any such subordinate officers, agents or employees.

         Section 10. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the directors then in office at a meeting called for the purpose or, except in case of any officer elected by the Board of Directors, by any officer upon whom the powers of removal may be conferred by the Board of Directors.

         Section 11. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors, the President, a Vice Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 12. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

         Section 13. Officers' Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation. The provisions of this Section 13 are subject to the provisions of Section 15 of Article III of these By-laws in the case of officers who are also directors.

         Section 14. Staff and Group Officers. In addition to the corporate officers enumerated in this Article V (that is, officers whose offices are enumerated in Sections 3, 4, 5, 6, 7, 8 or 9 of this Article V), the Corporation may have such staff and group officers as the President may appoint including, but not by way of limitation, one or more group vice presidents and staff vice presidents. Each such staff and group officer appointed may carry such exact title as may be designated by the President and shall hold office for such period, have such executive authority as to a specific area designated by the President and perform such duties as the President may from time to time determine.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          Section 1. Authority of Officers. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         Section 2. Authorized Loan; Security. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, such officers may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

         Section 3. Endorsement of Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and employees shall give such bond, if any, as the Board of Directors may require.

         Section 4. Deposit of Funds. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom such power may be delegated by the Board of Directors.

         Section 5. Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as it may designate or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

          Section 6. Rights of Corporation as Stockholder. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President, a Vice Chairman of the Board of Directors or any Vice President may from time to time appoint an attorney or attorneys, or agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or to consent in respect of such stock or other securities; the Chairman of the Board of Directors, the President, a Vice Chairman of the Board of Directors or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

         Section 1. Shareholder Entitled to Certificates. Every holder of stock shall have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each such certificate shall be sealed with the corporate seal, which may be facsimile, engraved or printed. If the Corporation shall be authorized to issue more than one class or series of stock, every certificate representing shares shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the Corporation.

         Section 2.  Facsimile Signatures. Where a certificate is countersigned
(1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent or agents of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall by the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety days before the date of such meeting or any other action. If no record date is fixed, then (a) the record date for determining shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating hereto. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conductive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

          Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". The seal may be issued by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE IX

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon or by the majority vote of the members of the Board of Directors at any regular or special meeting of the shareholders or the Board of Directors duly convened after notice to the shareholders or directors of the purpose.


                                    ARTICLE X

                 APPLICABILITY OF CERTAIN PENNSYLVANIA STATUTES

         Subchapter 25E and Subchapters 25G through 25J of the BCL shall not be applicable to the Corporation, Subchapter 25F and all other provisions of the BCL which have not been rendered inapplicable to the Corporation by the first paragraph of this Article X shall be applicable to the Corporation.